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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-28323, 333-32447, 333-45973, 333-61013 and
333-64937) and Form S-8 (Nos. 333-06821, 333-32449, 333-60041, 333-84137,
333-89543 and 333-89545) of Open Market, Inc. of our report dated March 10, 1999 relating to the financial statements of FutureTense, Inc., which appears in this Annual Report on Form 10-K/A. The financial statements of FutureTense, Inc. are not included in this Annual Report on Form 10-K/A and we have not audited any financial statements of FutureTense, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 2, 2001